SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                           Act of l934

Date of Report (Date of earliest event reported) February 13,1997


                    U.S. Robotics Corporation
     (Exact name of registrant as specified in its charter)

  Delaware                    0-25630               36-3994412
(State or other            (Commission            (IRS Employer
jurisdiction of             File No.)          Identification No.)


   8100 North McCormick Boulevard
       Skokie, Illinois                                  60076
(Address of principal executive offices)               (Zip Code)


                         (847) 982-5010
      (Registrant's Telephone Number, Including Area Code)












<PAGE 2>

Item 5.   Other Events

      On February 13, 1997 Motorola, Inc. filed suit against the Registrant in the United States District Court for the District of Massachusetts, claiming infringement of eight United States Patents. The complaint prays for unspecified damages and injunctive relief. In a separate statement announcing the filing of the lawsuit published on the PRNewswire on the same date, Motorola alleged that the patents at issue cover "technologies essential to the International Telecommunications Union (ITU)
V.34 modem standard." In the same statement, a Motorola officer is quoted as saying that Motorola is "committed" to making its technology incorporated in standards available on a "fair, reasonable and non-discriminatory basis."

      U.S. Robotics believes it has meritorious defenses to Motorola's claims and intends to mount a vigorous defense to the lawsuit.







<PAGE 3>



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              U.S. Robotics Corporation

Date: February 14, 1997       BY: /s/ George A. Vinyard
                              George A. Vinyard
                              Vice President and General Counsel